Exhibit 10.28


                       MANUFACTURING AND SUPPLY AGREEMENT

         WITNESSETH, THIS MANUFACTURING AND SUPPLY AGREEMENT (the
"Agreement") entered into effective as of the 22nd day of December, 1999 ("Effective Date"), by and between FILTERTEK INC., a Delaware corporation with an office and principal place of business at 11411 Price Road, Hebron, IL 60034 ("Filtertek"); and HEMASURE INC., a Delaware corporation with an office and principal place of business at 140 Locke Drive, Marlborough, MA 01752 ("HemaSure"). Filtertek and HemaSure may be referred to hereinafter individually as a "party" or collectively as the "parties."

         WHEREAS, Filtertek desires to manufacture and supply to HemaSure and HemaSure desires to purchase from Filtertek all of HemaSure's requirements for the manufacture and supply of Leukoreduction Filters, as defined herein, pursuant to and in compliance with all of the terms and conditions set forth herein; and

         WHEREAS, Filtertek shall make a capital investment in the Semi-Automated Cell - Phase 1 and may make capital investments in the Semi-Automated Cell - Phase 2 and two Automated Cells - Phase 3, as those terms are defined herein, in exchange for, among other things, HemaSure granting exclusive manufacturing rights to the Leukoreduction Filters for a period of time and upon certain conditions as set forth herein.

         NOW THEREFORE, in consideration of these premises, the promises and the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         In addition to words and expressions defined elsewhere in this Agreement, for purposes of this Agreement, the following words and expressions shall have the meanings hereby assigned to them. For the purpose of the definitions contained in this Article and defined elsewhere in this Agreement, the singular shall include the plural and vice-versa.

1. "Products" shall mean the products listed on Attachment A, attached hereto and hereby incorporated by reference, as amended in a writing signed by both parties from time to time.

2. "Product Pricing" shall mean the price of each Product as set forth on Attachment B attached hereto and hereby incorporated by reference, as amended in a writing signed by both parties from time to time.


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3.       "Product Specifications" shall mean the Product specifications as set forth on Attachment C, attached hereto and hereby incorporated by reference, as amended in a writing signed by both parties from time to time, which in all cases, shall be deemed to requirements and standards included in applicable federal, state and local laws including, without limitation, the Food, Drug and Cosmetic Act, the Medical Device Amendments of 1976, the Safe Medical Devices Act of 1990, and similar foreign laws, rules and regulations, including without limitation, the European Medical Device Directive.

4. "Agreement Year" shall mean the period commencing on the Effective Date and ending on December 31, 2000, and following such period, it shall mean the applicable period of time during the term of this Agreement and any extension or renewal thereof beginning on January 1 of that respective Agreement Year and ending on December 31 of that respective Agreement Year.

5. "Actual Annual Purchases" for any respective Agreement Year shall mean the amount of each Product actually purchased by HemaSure from Filtertek as determined by release orders for the Products issued by HemaSure and accepted by Filtertek during that Agreement Year.

6. "Leukoreduction Filter" shall mean the filters used for pre-storage reduction of the level of leukocytes in blood to trace levels currently designated as r\Ls, and any revisions, derivatives, or improvements thereto.

7. "Operational Date" shall mean the date that a particular Production Cell is capable of producing a certain amount of units for a defined period of time and Filtertek has completed the validation for that particular Production Cell. The Operational Date for the Semi-Automated Cell - Phase 1 shall be the date upon which the Semi-Automated Cell - Phase 1 has produced 10,000 units per day for a period of five continuous days and Filtertek has submitted its validation documents to HemaSure. The Operational Date for the Semi-Automated Cell - Phase 2 shall be the date upon which the Semi-Automated Cell - Phase 2 has produced 20,000 units per day for a period of five continuous days and Filtertek has submitted its validation documents to HemaSure. The Operational Date for each Automated Cell - Phase 3 shall be the date upon which the respective Automated Cell - Phase 3 has produced 20,000 units per day for a period of five continuous days and Filtertek has submitted its validation documents for the respective Automated Cell - Phase 3 to HemaSure.

8. "Semi-Automated Cell - Phase 1" shall mean the production concept described and the production equipment and automation set forth in Attachment D attached hereto and hereby incorporated by reference, as amended in a writing signed by both parties from time to time.


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9.       "Semi-Automated Cell - Phase 2" shall mean the production concept described and the production equipment, tooling, and automation set forth in Attachment H attached hereto and hereby incorporated by reference, as may be amended in a writing signed by both parties from time to time.

10. "Automated Cell - Phase 3" shall mean the production concept described and the production equipment, tooling, and automation set forth in Attachment E attached hereto and hereby incorporated by reference, as may be amended in a writing signed by both parties from time to time.

11. "Manual System" shall mean the production equipment set forth in Attachment I (with the exceptions of Steps 1 and 2 as provided in Section 5(g) of Article II) attached hereto and hereby incorporated by reference, as may be amended in a writing signed by both parties from time to time.

12. "HemaSure Materials" shall mean the materials supplied by HemaSure to Filtertek as set forth in Attachment F attached hereto and hereby incorporated by reference, as may be amended in a writing signed by both parties from time to time.

13. "Manufacturing Technology" shall mean those specific proprietary rights in the molds, drawings, manufacturing processes, know-how, show-how and technical data related to the manufacturing and production of the Products set forth and identified on Attachment G attached hereto and hereby incorporated by reference, as may be amended in a writing signed by both parties from time to time.

14. "Confidential Information" shall mean such confidential and proprietary information each party hereto owns and uses in order to conduct its business to which this Agreement pertains which includes without limitation confidential and proprietary computer programs, inventions, discoveries, tools, machines, articles of manufacture, mechanisms, molds, fixtures, methods, processes, compositions, mixtures, formulae, designs, techniques of production, manufacture or assembly, know-how, show how, information which concerns the financial affairs, development research, marketing practices, marketing plans and strategies, internal policies and procedures, products, contracts, suppliers, or customer lists, information with respect to any corporate affairs, and other information which may or may not rise to the level of a trade secret under applicable law, but which is not generally in the public domain (and includes information transferred orally, visually, electronically or by other means). For Filtertek "Confidential Information" shall include without limitation the Manufacturing Technology. Confidential information shall not include: (i) information already known or independently developed by the receiving party as evidenced by competent proof; (ii) information in the public domain through no wrongful act of the receiving party; or (iii) information received by the receiving party from a third party having a lawful right to disclose it.

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15.      "Annual Production Capacity" shall mean, at the applicable measurement date, Filtertek's then current annual production capacity for the Products defined as operating 3 shift(s) per day, 5 days per week, 50 weeks per year, utilizing equipment existing at the time of such calculation. Filtertek's current Annual Production Capacity for the Products is set forth in Attachment A. After the Operational Date for the Semi- Automated Cell - Phase 1, the Annual Production Capacity shall include without limitation the incremental capacity associated with the Semi-Automated Cell - Phase 1. After the Operational Date for the Semi-Automated Cell - Phase 2, the Annual Production Capacity shall include without limitation the incremental capacity associated with the Semi-Automated Cell - Phase 2. After the Operational Date for each Automated Cell - Phase 3, the Annual Production Capacity shall include without limitation the incremental capacity associated with the respective operational Automated Cell - Phase 3.

16. "Material Review Board" shall mean any internal board, committee, or other group of Filtertek employees authorized to review and approve raw materials used in the Products (excluding, in the case of approval, with respect to the HemaSure Materials).

17. "American Red Cross" shall mean the American National Red Cross, a not-for-profit corporation chartered by an act of Congress, and its parents, subsidiaries, affiliates, permitted assignees, or successors in interest.

18. "COBE" shall mean COBE Laboratories, Inc., a corporation organized and existing under the laws of the state of Colorado, and its parents, subsidiaries, affiliates, permitted assignees, or successors in interest.

19. "FDA" shall mean the Food and Drug Administration of the United States of America.


                                   ARTICLE II
                               SUPPLY ARRANGEMENTS

         1. Production of Products. Filtertek shall manufacture and supply the Products solely in accordance with the Product Specifications supplied by HemaSure. Although the obligation to fabricate the Products conforming to Product Specifications belongs exclusively to Filtertek, and the obligation to designate and thereafter to approve the applicable specifications belongs exclusively to HemaSure, and without intending to relieve either party of their respective exclusive obligations, the parties hereto shall provide reasonable cooperation and assistance to each other to facilitate the fabrication of the Products. Filtertek shall make no deviations or changes from the Product Specifications or perform with any waivers from the Material Review Board without HemaSure's prior approval.


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         2. Product Pricing. Product Pricing shall be fixed for the first three
Agreement Years with the exception that Filtertek may increase or decrease the Product Pricing on account of, and solely to the extent of, raw material price increases or decreases no more than once per Agreement Year during any respective Agreement Year, and in any such case, no more than five percent (5%) of the applicable Product Pricing. Any such Product Pricing increase or decrease shall not exceed the actual amount of the applicable percentage increase or decrease in raw material prices included in Product Pricing for that respective Agreement Year as evidenced by Filtertek's written records, which shall be provided to HemaSure (it being understood that the applicable percentage increase or decrease shall relate solely to the raw material components, and not the full Product Pricing). Any such Product Pricing increase or decrease shall take effect upon thirty (30) days advance written notice to HemaSure.

         (a) In addition, at the end of every Agreement Year Filtertek shall compare the Actual Annual Purchases of Products by HemaSure to the quantities that were used to establish the mutually agreed upon invoiced Product Pricing as provided in Attachment B for that respective Agreement Year (and shall promptly provide to HemaSure a detailed, written copy of such comparison). In the event Actual Annual Purchases of Products exceed said quantities for that respective Agreement Year, then Filtertek shall issue a rebate or a credit to HemaSure in accordance with the quantity pricing set forth on Attachment
                  B. In the event Actual Annual Purchases are less than said quantities for that respective Agreement Year, then Filtertek shall issue a debit to HemaSure in accordance with the quantity pricing set forth on Attachment B. Filtertek may, in its sole discretion, waive or reduce any such debit for any respective Agreement Year. Any such waiver or reduction of a debit for any respective Agreement Year shall be on a non-precedential basis without prejudice and Filtertek shall not be obligated in any of the following Agreement Years to waive or reduce any future debit.

         (b) After the first three Agreement Years, Product Pricing shall be subject to additional adjustments to account for increases or decreases in Filtertek's overhead costs that are evidenced by Filtertek's written records which shall be provided to HemaSure. Such overhead costs shall include without limitation costs associated with government mandated benefits, payroll taxes, electricity and other utilities. At least one hundred twenty (120) days prior to the commencement of any Agreement Year, Filtertek shall provide written notice (setting forth reasonable detail) to HemaSure of projected increases or decreases to the Product Pricing for the upcoming respective Agreement Year. The parties hereby agree to negotiate in good faith and to agree upon Product Pricing for each such respective Agreement Year and to amend Attachment B each Agreement Year accordingly. In the event no agreement on Product Pricing is reached prior to the commencement of any respective Agreement Year, and for so long as such disagreement continues or the disagreement shall not have been

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                                       5

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                  resolved pursuant to Section 12(b) of Article III then
                  Filtertek may upon thirty (30) days advance written notice to HemaSure increase Product Pricing by the lesser of (i) the increase in the Producers Price Index for the previous respective Agreement Year or (ii) three percent (3%).

         (c) The parties will use reasonable efforts to endeavor to develop cost saving measures applicable to the Products. After recoupment at a mutually agreed upon rate of any capital investment made by a party in developing or implementing such cost saving measures, such savings will be shared on a fifty/fifty (50/50) basis between the parties in the form of reduced Product Pricing.

         3. Delivery. Each order placed under this Agreement shall be considered "on-time" if it is received by HemaSure during the period of 3 days prior to and up until 3 days after the scheduled delivery date which is stated on the release order issued by HemaSure and accepted by Filtertek. If a delivery is not expected to be made "on-time," as defined herein, Filtertek shall notify HemaSure and shall take all reasonable steps at its own cost to expedite delivery.

         4. Supply and Capacity Commitments. HemaSure shall utilize Filtertek as its exclusive manufacturer and supplier for Leukoreduction Filters throughout the term of this Agreement such that HemaSure purchases all of its requirements for the Leukoreduction Filters from Filtertek, subject to HemaSure's rights to terminate such exclusivity, as provided herein. HemaSure shall purchase at least the minimum quantity of Leukoreduction Filters from Filtertek as provided in
Section 7 of Article II. Filtertek shall utilize HemaSure as its exclusive buyer for Leukoreduction Filters and shall use its best efforts to supply all of HemaSure's requirements. However, Filtertek shall not be obligated to manufacture and/or sell to HemaSure more than 100% of Filtertek's Annual Production Capacity for the Products. Filtertek and HemaSure shall notify each other of any events which may impact their respective abilities to supply and purchase Products including, without limitation, FDA inspections, labor issues, facility issues and the like. Filtertek shall maintain a two (2) week inventory of the Products during the term of this Agreement and any extension or renewal thereof as determined by reference to purchase orders issued by HemaSure and accepted by Filtertek.

         5.  Production Cells.

         (a) Semi-Automated Cell - Phase 1. Filtertek shall purchase all equipment associated with the Semi-Automated Cell - Phase 1 and shall hold sole and exclusive title to the Semi-Automated Cell - Phase 1 except as provided otherwise herein. The purchase price of the Semi-Automated Cell - Phase 1 shall not exceed and is estimated to be Five Hundred Sixty Thousand Dollars ($560,000). The incremental Annual Production Capacity of the Semi-Automated Cell - Phase 1 is projected to be 2,400,000 units. The Semi-

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                  Automated Cell - Phase 1 is projected to be ordered in
                  December 1999 and estimated to be operational by March 31, 2000.

         (b) Semi-Automated Cell - Phase 2. Upon the occurrence of the following conditions, Filtertek shall purchase all equipment, tooling, and automation associated with the Semi-Automated Cell - Phase 2 and shall hold sole and exclusive title to the Semi-Automated Cell - Phase 2 except as provided otherwise herein. The purchase price of the Semi-Automated Cell - Phase 2 shall not exceed and is estimated to be Two Million Six Hundred Seventy Thousand Dollars ($2,670,000) not inclusive of any Filtertek facility improvements required for the Semi-Automated Cell - Phase 2. The incremental Annual Production Capacity of the Semi-Automated Cell - Phase 2 is projected to be 5,000,000 units. The Semi-Automated Cell - Phase 2 is projected to be ordered in December 1999 and estimated to be operational by July 31, 2000. Filtertek shall purchase the Semi-Automated Cell - Phase 2 upon the occurrence of the following conditions:

                  (1) Receipt by Filtertek by December 31, 1999 of a blanket purchase order from HemaSure for at least 2,000,000 units for Agreement Year (calendar year) 2000; and
                  (2) Approval of the capital expenditure for the Semi-Automated Cell - Phase 2 by ESCO Electronics Corporation (which approval Filtertek reasonably believes shall be obtained reasonably promptly following the date hereof).

         (c) First Automated Cell - Phase 3. Upon completion of all automation, the Semi- Automated Cell - Phase 2 shall become the first Automated Cell - Phase 3. Filtertek shall purchase all equipment associated with the first Automated Cell - Phase 3 and shall hold sole and exclusive title to the first Automated Cell - Phase 3 except as provided otherwise herein. The incremental Annual Production Capacity of the first Automated Cell - Phase 3 is projected to be 5,000,000 units. The first Automated Cell - Phase 3 is projected to be ordered in April 2000 and estimated to be operational by September 30, 2000. HemaSure must provide the HemaSure Materials, including without limitation, the particle trap layer in roll form, in order for Filtertek to implement the Automated Cell - Phase 3.

         (d) Second Automated Cell - Phase 3. Upon the occurrence of the following conditions, Filtertek shall purchase all equipment, tooling, and automation associated with the second Automated Cell - Phase 3 and shall hold sole and exclusive title to the second Automated Cell - Phase 3 except as provided otherwise herein. The purchase price for the second Automated Cell - Phase 3 shall not exceed and is estimated to be Two Million Five Hundred Four

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                  Thousand Dollars ($2,504,000) not inclusive of any Filtertek facility improvements required for the second Automated Cell - Phase 3. The incremental Annual Production Capacity of the second Automated Cell - Phase 3 is projected to be 5,000,000 units. The second Automated Cell - Phase 3 is projected to be ordered in July 2000 and estimated to be operational by April 30, 2001. Filtertek may elect to purchase the second Automated Cell - Phase 3 upon the occurrence of the following conditions:

                  (1) Receipt by Filtertek by September 30, 2000 of a blanket purchase order from HemaSure for at least 3,000,000 units for Agreement Year (calendar year) 2001; and
                  (2) Approval of the capital expenditure for the second Automated Cell - Phase 3 by ESCO Electronics Corporation; and
                  (3) Neither the FDA, HemaSure, Filtertek, the American Red Cross, COBE, nor any other customer of HemaSure or end user of the Products has initiated, undertaken or participated in a material recall associated with any significant, uncurable technical problem for any of the Products; and
                  (4) The FDA has completed its PMI of any incident reports arising from use of the Products and no such PMI's are pending; and
                  (5) No court of competent jurisdiction has ordered injunctive relief, entered a damages award, or issued a materially adverse decision against HemaSure arising out of or in connection with any patent litigation associated with the Leukoreduction Filters that prevents HemaSure from selling the Products (and any such injunctive relief shall not have been lifted); and
                  (6) HemaSure has continued and continues to purchase at least eighty percent (80%), or such other percentage, if any, that HemaSure is obligated to purchase hereunder, of Filtertek's Annual Production Capacity as evidenced by shipments against the blanket purchase order for Agreement Year 2000; and
                  (7) Neither party is in material breach of any provision of this Agreement and any breaches of this Agreement that have occurred have been cured as provided herein.

         (e) In the event Filtertek elects to not order the Semi-Automated Cell - Phase 2, the first Automated Cell - Phase 3, and/or the second Automated Cell - Phase 3, then HemaSure may (i) manufacture the Products or pursue alternate suppliers for the Products to meet its requirements and (ii) terminate Filtertek's rights to exclusivity under this Agreement, provided that HemaSure shall continue to purchase at least eighty percent (80%) of Filtertek's Annual Production Capacity until the termination, expiration, or non-renewal of this Agreement.

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         (f)      Remedies for Schedule/Estimate Failure by Filtertek.

                  (1) Exclusivity. In the event that Filtertek fails to meet an estimated Operational Date for any particular Production Cell by three (3) months or more or in the event that the respective incremental Annual Production Capacity for any particular Production Cell is less than ninety percent (90%) of the estimated capacity as provided herein, then HemaSure may (i) manufacture the Products or pursue alternate suppliers for the Products to meet its requirements and (ii) terminate Filtertek's rights to exclusivity under this Agreement, provided that HemaSure shall continue to purchase at least seventy percent (70%) of Filtertek's Annual Production Capacity until the termination, expiration, or non-renewal of this Agreement. For purposes of this subsection only, Filtertek may elect, at its expense, to run the Production Cells beyond 5 days per week, 50 weeks per year in order to achieve at least ninety percent (90%) of the estimated capacity provided herein. Further in the event that Filtertek's failure as described in this subsection causes a material change in HemaSure's customer order rate as evidenced by HemaSure's written records which shall be provided to Filtertek, then HemaSure shall not be obligated to utilize seventy percent (70%) of Filtertek's Annual Production Capacity, but rather the parties shall mutually agree to an equitable level of commitment from HemaSure to Filtertek's Annual Production Capacity.

                  (2) Product Pricing. In the event that Filtertek fails to meet an estimated Operational Date for any particular Production Cell as provided herein by two months or more, then the mutually agreed upon invoiced Product Pricing as provided in Attachment B and any rebate/debit calculation provided in Section 2(a) of this Article II shall be adjusted as if that particular Production Cell were operational as of the date that is two (2) months from the estimated Operational Date.

                  (3) HemaSure shall neither terminate Filtertek's exclusivity hereunder nor receive the Product Pricing consideration described above to the extent any delay or other failure in Filtertek's performance is caused by (i) modifications, alterations, or other changes to the design, manufacturing, or production of the Products or their packaging by HemaSure or at HemaSure's request, (ii) HemaSure's failure to supply the HemaSure Materials including without limitation supplying the particle trap layer in rolls as provided herein, (iii) other acts or omissions of HemaSure, or (iv) events described in the Section 10 of Article III and titled Force Majeure.

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                  (4)      The parties acknowledge and agree that, except in the
                           case of bad faith or willful misconduct, the remedies provided in this subsection are the sole and exclusive remedies for HemaSure in the event of a failure by Filtertek to meet an estimated Operational Date or an estimated incremental Annual Production Capacity for any particular Production Cell.

         (g) HemaSure Pilot Production Cell. No sooner than six (6) months after the Operational Date for the second Automated Cell - Phase 3 HemaSure may upon written notice to Filtertek request that the Manual System be relocated to HemaSure's designated facility for pilot production, prototype production, and production of low volume specials of the Products by HemaSure. The Manual System shall not include the presses and support equipment owned by Filtertek nor the tooling owned by HemaSure utilized for the molding of inlet and outlet housings (Steps 1 and 2 of Attachment I). Filtertek shall supply inlet and outlet housings to HemaSure at mutually agreed upon terms. HemaSure shall pay Filtertek the net book value for the Manual System and shall pay for the costs or other expenses related to the removal, packaging, shipping, installation, and start-up of the Manual System at HemaSure's designated facility.

         (h) If any modifications, alterations or other changes are made to the Products by HemaSure or at HemaSure's request which result in modifications, alterations or other changes to the Semi-Automated Cell - Phase 1, the Semi-Automated Cell - Phase 2, the first Automated Cell - Phase 3, or the second Automated Cell - Phase 3 (the "Production Cells"); then such modifications to the Production Cells shall be made at HemaSure's expense and Filtertek shall have additional time to perform its obligations hereunder as is reasonable under the circumstances.

         (i) The parties shall meet on a periodic basis to discuss future capacity increases. Any such future capacity increases shall be mutually agreed to by both parties.

         6. Forecasts to Filtertek. HemaSure shall submit to Filtertek, on a quarterly basis, good faith, written forecasts setting forth projected purchases of the Products for the upcoming twelve (12) month period. Forecasts prepared by HemaSure pursuant to this Section shall be prepared by HemaSure in good faith and shall represent HemaSure's reasonable expectation of its requirements for the forecasted period. HemaSure shall not be bound to purchase Products on account of such forecasts.

         7. Ordering. HemaSure shall submit a blanket purchase order by September 30 of each year setting forth its minimum purchase requirements for the following Agreement Year. The blanket orders for Agreement Years 2000 and 2001 shall be as set forth in Section 5 of
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this Article II. The blanket orders for all five Agreement Years shall total at least fifteen million (15,000,000) units.

         (a) HemaSure shall submit a release order to Filtertek on a monthly basis at least 6 weeks in advance of any required shipment date in said release order in compliance with HemaSure's most recent forecast. Filtertek and HemaSure shall keep each other apprised in good faith of their respective requirements, projections, production capability limitations and similar matters.

         (b) In the event HemaSure fails to purchase pursuant to release orders the quantity of Products designated in the blanket order for any respective Agreement Year, then the remaining number of Products necessary to meet the quantity designated in the blanket order for that respective Agreement Year shall be added to the purchase quantity in the blanket order for the subsequent Agreement Year. In the event that HemaSure fails to purchase the quantity of Products designated in the blanket order for the fifth Agreement Year and any purchase quantities added to that blanket order from previous Agreement Years as provided herein, then the term of this Agreement shall be extended for one year during which time HemaSure must purchase the remaining number of Products as are necessary to meet the purchase quantities designated in the blanket order for the fifth Agreement Year and any purchase quantities added to that blanket order from previous Agreement Years as provided herein.

         8. HemaSure Supplied Materials. HemaSure shall provide Filtertek with a continuous supply of the HemaSure Materials at no cost to Filtertek such that Filtertek can produce the Products in quantities sufficient to meet HemaSure's requirements of submitted and accepted purchase orders. In addition, HemaSure shall make reasonable efforts to control or eliminate defects in the HemaSure Materials. Further, HemaSure shall obtain and maintain an FDA validation for the HemaSure Materials and shall provide Filtertek with advance written notice of any changes in source, grade or quality of the HemaSure Materials. Filtertek's failure to supply HemaSure with Products, failure to meet the Operational Date for any particular Production Cell, or otherwise fail to perform its obligations hereunder shall not be deemed a breach of this Agreement to the extent such failure is caused by a lack of such a supply of the HemaSure Materials from HemaSure. HemaSure shall maintain a two (2) week inventory of the HemaSure Materials during the term of this Agreement and any extension or renewal thereof as determined by reference to purchase orders for the Products issued by HemaSure and accepted by Filtertek.

         9. Shipping. All Product shipments shall be EX WORKS (Incoterms 1990), Filtertek's manufacturing facility. Risk of loss shall pass to HemaSure at such time as the Products are delivered to the carrier at Filtertek's facilities. HemaSure shall arrange for a carrier and mode of shipment. Filtertek shall validate a packaging method to assure that the Products arrive at HemaSure's designated facility integral and intact. All freight, insurance and

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other shipping expenses shall be borne by HemaSure and HemaSure shall be responsible for filing any and all freight claims.

         10.  Acceptance.

         (a) Acceptance by HemaSure or the receiving entities specified by HemaSure of Products delivered by Filtertek hereunder shall be subject to reasonable inspection and test by HemaSure or such receiving entities in order to determine that the Products comply with the Product Specifications; provided, however, HemaSure shall notify Filtertek in writing of any defects in any shipment of Products within 30 business days of the date of delivery at HemaSure's designated manufacturing site. If HemaSure does not notify Filtertek of any such defects within such time, the Products shall be deemed accepted.

         (b) Filtertek shall validate each new Production Cell and associated molds and tooling prior to commencement of shipping any Product to HemaSure from the new Production Cell. Filtertek shall generate a plan for validation and shall submit all validation documentation to HemaSure prior to commencement of shipping any Product to HemaSure from the new Production Cell. For molds in particular, a CpK > 1.33 for each cavity for critical dimensions is considered in control and validated. In addition, Filtertek shall assemble molded components for validation.

         11. Quality Control. Filtertek shall operate and maintain its manufacturing operations in a sound state of control in compliance with applicable FDA, QSR, ISO9001 and/or CEEN46001 regulations. HemaSure and its customers shall have the right, but not the obligation, to conduct periodic audits of all sites under Filtertek's control involved with manufacturing the Product. Filtertek shall provide reasonable access to Filtertek's facilities, employees, specifications, production records, drawings, or other records as necessary for HemaSure to secure regulatory approvals, respond to regulatory inquires, investigate and address technical problems and achieve technical improvements and address customer complaints. HemaSure and its customers shall provide sixty (60) days written notice of any site audits. Each party agrees to provide the other party with copies of any written notices related to the manufacturing, sale, or use of the Products issued by any governmental regulatory agency promptly after receipt from the governmental regulatory agency or third party.

         12. Payment. Payment terms for all Products purchased pursuant to this Agreement shall be net 30 days. Filtertek reserves the right to withhold shipment of Products or to ship Products C.O.D. until full payment is received for any outstanding amounts.


902773.3
                                      12

         13.  Limited Warranty.

         (a) All Products sold by Filtertek shall be warranted to comply with the Product Specifications and be free of manufacturing defects, with the exception of the HemaSure Materials, for a period of one year after shipment of the Products to HemaSure. HemaSure warrants that the HemaSure Materials supplied to Filtertek comply with the Product Specifications and be free of manufacturing defects. THE FOREGOING WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES NOT EXPRESSLY SET FORTH HEREIN, WHETHER EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES INCLUDING, WITHOUT LIMITATION, LOST BUSINESS, PROFITS OR DAMAGES ARISING FROM OR CONNECTED WITH LOSS OF GOODWILL. NOTHING HEREIN SHALL BE DEEMED TO LIMIT OR RESTRICT THE RESPECTIVE RIGHTS OR OBLIGATIONS OF THE PARTIES UNDER SECTIONS 2 AND 6(c) OF ARTICLE III WITH RESPECT TO BREACHES OF THE PRODUCT WARRANTY DESCRIBED HEREIN.

         (b) Filtertek's liability under the foregoing warranty to HemaSure is hereby expressly limited to the repair or replacement of any Products found to be non- compliant with the Product Specifications or, at Filtertek's election, to the repayment of, or crediting HemaSure with, an amount equal to the purchase price for said Products, except as otherwise specifically provided herein.

         (c) Filtertek shall not be liable for any damages or loss due to fire, flood, acts of God and other natural calamities, strikes, lockouts, accidents, riots, insurrections, theft, arson, vandalism, criminal acts, tampering, abuse, incompatible applications or other misuse.

         (d) Prior to returning any non-compliant Products to Filtertek, HemaSure shall obtain a return goods authorization number from Filtertek and return said Products to Filtertek with a detailed description of the non-compliance and any accompanying data or samples regarding such non-compliance. Any claim made by HemaSure under this warranty shall be made in writing to Filtertek within ninety (90) days of the date HemaSure discovered or should have discovered with the exercise of reasonable care such non-compliance.

         14. Production Cell Implementation and Validation. Filtertek shall provide reasonable access to its facilities for HemaSure's employees and consultants to participate in
902773.3
                                       13

Production Cell implementation and validation processes. HemaSure's employees and consultants shall not unreasonably interfere with Filtertek's operations and shall observe all safety and/or work rules of Filtertek. Further, Filtertek may require HemaSure's employees and consultants to execute confidentiality agreements to protect Filtertek's Confidential Information.


                                   ARTICLE III
                                  MISCELLANEOUS

         1. Intellectual Property. All intellectual property of Filtertek which shall include, without limitation, any inventions, patents, improvements, trademarks, service marks, mask works, copyrights, trade secrets, the Manufacturing Technology, or other proprietary information of any kind shall remain the sole and exclusive property of Filtertek. Filtertek expressly reserves its entire right, title and interest in any and all intellectual property including, without limitation, any inventions, patents, improvements, know-how, show-how, the Manufacturing Technology, or other proprietary information of any kind related to the processing, production or manufacturing of the Products. All intellectual property of HemaSure which shall include, without limitation, any inventions, patents, improvements, trademarks, service marks, mask works, copyrights, trade secrets or other proprietary information of any kind shall remain the sole and exclusive property of HemaSure. HemaSure expressly reserves its entire right, title and interest in any and all intellectual property including, without limitation, any inventions, patents, improvements, know-how, show-how, or other proprietary information of any kind related to the design and construction of the Products.

         2. Indemnification. Filtertek's liability, with the exception of this indemnification provision, shall be limited pursuant to and in compliance with the section titled Limited Warranty to the repair or replacement of any Products or, at Filtertek's election, to the repayment of, or crediting HemaSure with, an amount equal to the purchase price for said Products. The provisions of this indemnification section shall survive the termination, expiration, or non-renewal of this Agreement.

         (a) HemaSure represents and warrants to Filtertek that the Products will not infringe any United States or foreign patents, trademarks (but only United States trademarks), trade secrets, copyrights, or other proprietary rights of any kind. HemaSure shall defend, indemnify and hold Filtertek harmless from any loss, cost, damage, expense or liability of any kind including, without limitation, attorneys' fees and court costs on account of claims or actions brought by third parties against Filtertek, in each case subject to paragraph (d) below, whether based in whole or in part, on account of infringement or alleged infringement related to the Products of any United States or foreign patents, trademarks, trade secrets, copyrights, or other proprietary rights of any kind; provided that

902773.3
                                      14

                  Filtertek has manufactured the Products in compliance with the Product Specifications. Without limiting the foregoing, the indemnification shall specifically include the following litigation:

                  (1) COBE BCT, Inc, et al. v. Pall Corporation, Case No. 99-CV-675, currently pending in the U.S. District Court for the District of Colorado.
                  (2) Pall Corporation v. HemaSure, et al., Case No. 99-2350 (LDW/VVP), currently pending in the U.S. District Court for the Eastern District of New York.

         (b) Other than as set forth in subparagraph (a) of this section, HemaSure agrees to indemnify and hold harmless Filtertek and its directors, officers and employees from and against any and all losses, costs, damages, fees and expenses arising out of the development, manufacture or sales of the Product, but only to the extent such losses, costs, damages, fees, and expenses were incurred as a result of the negligence, gross negligence, recklessness, willful misconduct, or bad faith of HemaSure, provided that HemaSure shall have the right to control the defense or settlement of any claim for which Filtertek is entitled to indemnification hereunder. HemaSure shall not be liable for any litigation costs or expenses incurred by Filtertek (or its directors, officers or employees) without HemaSure's prior written consent. Notwithstanding the foregoing, HemaSure shall not be required to indemnify Filtertek for matters which HemaSure is indemnified by Filtertek hereunder.

         (c) Filtertek represents and warrants that it does not use any of its United States or foreign patents, trademarks, or copyrights of any kind in the manufacture of the Products. Filtertek agrees to indemnify and hold harmless HemaSure and its directors, officers and employees from and against any and all losses, costs, damages, fees, and expense arising out of the development, manufacture or sales of the Product, but only to the extent such losses, costs, damages, fees, and expenses were incurred as a result of the negligence, gross negligence, recklessness, willful misconduct, or bad faith of Filtertek, provided that Filtertek shall have the right to control the defense or settlement of any claim for which HemaSure is entitled to indemnification hereunder. Filtertek shall not be liable for any litigation costs or expenses incurred by HemaSure (or its directors, officers or employees) without Filtertek's prior written consent. Notwithstanding the foregoing, Filtertek shall not be required to indemnify HemaSure for matters which Filtertek is indemnified by HemaSure hereunder.

         (d) A party seeking indemnification hereunder (the "Indemnified Party") shall provide prompt written notice to the party from whom indemnification is sought (the "Indemnifying Party") of any written notice of a claim, action or demand of any kind from a third party. The Indemnifying Party shall undertake promptly


902773.3
                                      15
                  the defense of such claim, action or demand with defense counsel selected by the Indemnifying Party, but reasonably satisfactory to Indemnified Party. Notwithstanding any other provision of this Agreement, the Indemnified Party may at any time elect to participate in the defense of any claim, action or demand with counsel of its own choice and at its sole expense without waiving the Indemnifying Party's obligation to defend Indemnified Party. The Indemnifying Party shall obtain the advance written consent of the Indemnified Party (which consent shall not be unreasonably withheld) prior to settling any claim, action or demand.

         3. Confidentiality. The parties may disclose certain Confidential Information to each other. The party that discloses Confidential Information pursuant to this Agreement is referred to herein as the "Disclosing Party" and the party that receives such Confidential Information is referred to herein as the "Receiving Party." The terms of this Agreement shall apply to any Confidential Information that may be disclosed during the term of this Agreement and any extension or renewal thereof and for a period of three (3) years after the termination, expiration, or non-renewal of this Agreement for any reason, with the exception that Confidential Information designated in writing by a party to be a trade secret shall be protected by this Article for such time as such Confidential Information remains a trade secret under applicable law. Such Confidential Information shall be used solely for the purpose of each party performing its obligations hereunder and not for any other purpose ("Purpose").

         (a) Receiving Party acknowledges that the Confidential Information is confidential and/or proprietary to Disclosing Party and is claimed to be valuable, special and unique assets of Disclosing Party. Accordingly, the parties agree that during the term of this Agreement and for the respective post-termination periods set forth herein, Receiving Party shall:

                  (1)      maintain the Confidential Information in confidence;
                           and
                  (2) not use any such Confidential Information received from Disclosing Party except for the above-stated Purpose; and
                  (3) disclose such Confidential Information received from Disclosing Party only to its employees that have a need to know such Confidential Information in order to fulfill the Purpose; and
                  (4) not disclose any portion of the Confidential Information received from Disclosing Party to any third party without the prior written consent of Disclosing Party, even if such third party is under similar restriction on disclosure with Disclosing Party.

         (b) Receiving Party agrees to use the same degree of care to protect the confidentiality of all Confidential Information it receives as it uses to protect its own Confidential Information. However, Receiving Party in no event shall use

902773.3
                                      16
                  less than a reasonable degree of care to protect the Confidential Information received from Disclosing Party.

         (c) If Receiving Party is confronted with legal action to disclose Confidential Information received under this Agreement, Receiving Party shall promptly notify Disclosing Party, and reasonably assist Disclosing Party in obtaining a protective order requiring that any portion of the Confidential Information required to be disclosed be used only for the purpose for which a court issues an order, or for such other purposes as required by law.

         (d) All Confidential Information disclosed under this Agreement shall remain the property of Disclosing Party. At Disclosing Party's request, all Confidential Information received by Receiving Party in tangible form shall be promptly returned or destroyed.

         (e) It is understood and agreed that damages may not be an adequate remedy for Disclosing Party in the event of a breach or threatened breach of this subsection (3) and, accordingly, Receiving Party agrees that Disclosing Party will be entitled to receive injunctive or other appropriate equitable relief against Receiving Party and its representatives in the event of such a breach or threatened breach.


         4. Non-Solicitation. During the term of this Agreement and any extensions or renewals thereof and for a period of one year thereafter, neither party shall solicit for employment, employ, solicit for another business relationship or otherwise retain any employee of the other party who is an employee of the said other party at any time during the term of this Agreement and any extensions or renewals thereof.

         5. No Partnership or Agency. Nothing contained in this Agreement shall be construed to create a partnership or joint venture among the parties or to make a party an agent of the other party for any purpose.

         6.  Additional Representations and Warranties of the Parties.

         (a) Each party represents and warrants that it shall obtain, maintain and preserve any licenses, permits or other authorizations necessary for the party to conduct its business in accordance with this Agreement. Both parties shall comply in all material respects with all of their respective obligations under applicable federal, state and local laws including, without limitation, the Food, Drug and Cosmetic Act, the Medical Device Amendments of 1976, the Safe Medical Devices Act of 1990, and similar foreign laws, rules and regulations, including without limitation, the European Medical Device Directive.


902773.3
                                      17

         (b) In addition, each party represents and warrants to the other party that, as of the date hereof, (i) it has the authority to execute, deliver, and perform its obligations under this Agreement, (ii) this Agreement has been duly executed and delivered by such party and constitutes the legal, valid, and binding obligation of such party enforceable against such party in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws of general application from time to time affecting the rights of creditors generally, or subject to general principles of equity), (iii) neither the execution or delivery of this Agreement nor the performance of its obligations hereunder will conflict with or violate any provision of, or result in the breach of, any material agreement, note, mortgage, or indenture to which such party is a party or by which its assets are bound, and (iv) there are no actions, suits, proceedings, or investigations pending or threatened in any court or before any governmental agency or instrumentality against, by or affecting it or any of its subsidiaries or their business, operations, or financial condition or any of their properties or assets, or which would prevent the carrying out of this Agreement or any of the transactions contemplated hereby or declare the same unlawful or cause the rescission thereof.

         (c) Each party represents and warrants that it shall maintain the following insurance coverages in full force and effect throughout the term of this Agreement and any extension or renewal thereof.

                  (i) Commercial General Liability Insurance in an amount of at least $10,000,000 (Ten Million Dollars) naming the other party as an additional insured party, Workers' Compensation coverage covering the party's own employees (but not employees of the other party) with statutory limits for each jurisdiction where required by the laws of that jurisdiction (including monopolistic states if any work is to be performed in one or more of them) and an employers' liability policy with at least a limit of $250,000 per accident per employee.

                  (ii) Each party further agrees to maintain not less than $10,000,000 (Ten Million Dollars) of products liability coverage naming the other party as an additional insured party. For Filtertek such product liability policy shall extend to Products manufactured and sold to HemaSure. For HemaSure such product liability policy shall extend to the design of the Products and to the HemaSure Materials provided to Filtertek.

                  (iii) Filtertek agrees to maintain full replacement value "All Risk" property insurance on all property and equipment of Filtertek used by Filtertek at Filtertek's facilities under this Agreement, and further said property insurance shall insure at all times all Products being manufactured and Filtertek agrees to waive any right of subrogation for loss or damage to any of Filtertek's property at, on, or in Filtertek's facilities. Filtertek agrees to obtain, if required in such property insurance, a waiver of subrogation in favor of HemaSure. Said


902773.3
                                      18
property insurance shall include Business Interruption and Extra Expense coverage for such losses arising from loss or damage to aforementioned Filtertek property without expectation of contribution from any such insurance HemaSure may maintain.

                  (iv) Each party shall, at its sole expense, keep in force policies of insurance in the amounts as specified, and as required by statute, with carriers reasonably satisfactory to the other party. Such insurance shall be written as primary policy coverage and not as contributing with, or in excess of, any insurance which the other party shall carry. Certificates of insurance evidencing all of the above coverages and conditions (types and amounts) shall be produced upon written request and remain in full force and effect throughout the term of this Agreement. Each party's certificate(s) of insurance shall provide for not less than thirty (30) days written notice of cancellation, non-renewal or reduction to the other party.

         7. Term. This Agreement shall commence on the Effective Date and shall continue for an initial term of five (5) Agreement Years unless extended for an additional sixth Agreement Year pursuant to Section 7 of Article II. Thereafter, this Agreement shall renew for additional successive one (1) year renewal terms until either party terminates this Agreement upon one (1) year advance written notice to the other party.

         8. Termination for Cause. This Agreement may be terminated at any time immediately upon written notice upon the occurrence of any of the following events:

         (a) by either party in the event the other party materially breaches any term or provision of this Agreement and such breach is not cured within 90 days of such party's receipt of written notice of such breach;

         (b) by either party in the event the other party makes an assignment for the benefit of creditors, or is subject to any voluntary or involuntary provincial or federal receivership, insolvency or bankruptcy proceedings, or becomes unable, or admits in writing its inability, to meet its obligations as they mature;

         (c) by either party in the event the other party makes any materially false or misleading statement, representation or claim; with respect to the subject matter of this agreement and such party ability to perform thereunder;

         (d) by either party in the event the other party is dissolved or liquidated;

         (e) by Filtertek in the event HemaSure fails to pay any indebtedness which is due and payable and which failure is not remedied within 60 days following notice;

         (f) by HemaSure in the event Filtertek fails to supply (i) any single product shipment within 60 days of its scheduled supply date as evidenced in a release order issued by HemaSure and accepted by Filtertek, or (ii) more than fifty


902773.3
                                      19

                  (50%) percent of product shipments "on-time," as defined herein, with respect to those shipments' respective scheduled supply dates as evidenced in release orders issued by HemaSure and accepted by Filtertek, for any two month period and, in both cases, for reasons other than those set forth in the section titled Force Majeure or for reasons other than those attributable to HemaSure including without limitation HemaSure's failure to supply the HemaSure Materials; and/or

         (g)      as otherwise provided in this Agreement.

         Without prejudice to any other remedy for breach of this Agreement, upon termination for cause of this Agreement, neither party shall be released from the payment of any sum owed to the other party, which sum shall become immediately due and payable.

         9. Rights and Obligations Upon Termination. Upon the termination, non-renewal, or expiration of this Agreement the following rights and obligations shall apply.

         (a) Notwithstanding the termination of this Agreement each party shall continue to hold the other party's Confidential Information in confidence and prevent disclosure to third parties as provided herein.

         (b) Except in the event of a valid termination of this Agreement by HemaSure under the foregoing subsection (8) (in which case HemaSure may (but shall not be required) in its sole discretion, cause Filtertek to sell to HemaSure the system and cells as provided below), Filtertek may sell to HemaSure and, if Filtertek deems to do so, HemaSure shall purchase from Filtertek the Manual System (if not transferred earlier as provided herein), the Semi-Automated Cell - Phase 1, the Semi-Automated Cell - Phase 2, the first Automated Cell - Phase 3, and the second Automated Cell - Phase 3 for the net book value of the respective Production Cells plus Three Hundred Thousand Dollars ($300,000) to compensate Filtertek for costs and expenses associated with discontinuing production of the Products. In addition, HemaSure shall pay for the costs and expenses associated with the removal, packaging, shipping, installation, and start-up of the Production Cells. Attachment J hereto sets forth the agreed upon amortization and depreciation schedule for such system and cells, for the purpose of determining the applicable net book values thereof.

         (c) After the Production Cells are transferred to HemaSure as provided herein, HemaSure may utilize the Production Cells and the Manufacturing Technology for production of the Products at HemaSure's facilities provided HemaSure pays a royalty to Filtertek of (i) $0.10 per unit for the first four (4) years after the termination, expiration, or non-renewal of this Agreement and (ii) $0.07 per unit thereafter, provided, however, that the Royalty to Filtertek in the event that



902773.3
                                      20
                  the production cells are transferred to HemaSure following a termination of this Agreement by HemaSure under the foregoing subsection (8) shall be $0.05 per unit. HemaSure shall remit such royalties on a quarterly basis along with a written report of units produced for that quarter. Filtertek shall have the right, but not the obligation, to audit HemaSure's written records associated with production of the Products to verify the amount of royalties paid.

         (d) Filtertek shall provide reasonable and necessary training to HemaSure or HemaSure's designee at HemaSure's or HemaSure's designee's facility at HemaSure's expense in the form of up to two (2) technical personnel at a rate of $65/hour plus travel expenses and up to one (1) operator at a rate of $40/hour plus travel expenses with a minimum call-out of one eight hour day per visit for each such training personnel.

         (e) HemaSure shall purchase from Filtertek, Filtertek's inventory of finished Products manufactured in accordance with HemaSure's most recent forecast. Further, HemaSure shall reasonably compensate Filtertek for its work in process, raw material inventory, and non-cancelable raw material commitments reasonably made pursuant to and in compliance with HemaSure's forecasts.

         (f) Immediately upon the termination, non-renewal, or expiration of this Agreement, all sums owed by each party hereto to the other shall become due and payable immediately upon such termination, non-renewal, or expiration of this Agreement. All payments shall be made within thirty (30) days of the effective date of such termination, non-renewal, or expiration provided, however, that payments under subsection (c) shall be made (i) prior to removal of the Production Cells for seventy percent (70%) of the net book value of the Production Cells and the balance of thirty percent (30%) made within thirty
                  (30) days from the date the Production Cells are operational at HemaSure's facility and (ii) within thirty (30) days of the effective date of such termination, non- renewal, or expiration for payments related to Filtertek discontinuing the production of the Products.

         (g) The provisions of this Agreement which are expressed to survive this Agreement or to apply notwithstanding termination hereof shall be observed and respected by both parties.

         10. Force Majeure. Neither party shall be liable to the other party for its failure to perform or for delay in the performance of its obligations under this Agreement to the extent such failure or delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, explosions, wars or other hostilities, insurrections, revolutions, strikes, labor unrest, earthquakes, floods, epidemics or quarantine restrictions, lack of materials, unforeseeable governmental restrictions or controls, or transportation embargoes or


902773.3
                                      21
interruptions; provided, however, that a party must provide written notice to the other party of such extraordinary circumstances that may prevent or delay the party's performance hereunder. If a party is prevented from performing its obligations under this Agreement because of such extraordinary circumstances for a period of 60 consecutive days, then the other party may terminate this Agreement upon 30 day's notice to the other party with a further opportunity to perform until the date of such termination.

         11. Contingency Planning. In the event of an occurrence as defined in the Force Majeure section, Filtertek shall make reasonable efforts to relocate all or a portion of the Production Cells to other Filtertek manufacturing sites. It is projected that the Semi-Automated Cell - Phase 1 and the first Automated Cell - Phase 3 shall be located in Hebron, Illinois. It is projected that the second Automated Cell - Phase 3 shall be located in either Hebron, Illinois or Patillas, Puerto Rico. The parties shall mutually agree on the establishment of multiple manufacturing sites.

         12.  Governing Law; Jurisdiction.

         (a) This Agreement, all transactions executed hereunder, and the legal relations between the parties shall be governed and construed solely in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof.

         (b) In the event of any dispute or controversy arises between the parties with respect to this Agreement or a breach hereof, then the parties shall submit such dispute or controversy to binding arbitration before the American Arbitration Association ("AAA") in New York, New York in accordance with the Commercial Arbitration Rules of AAA. Each party hereby irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if forwarded in accordance with the Notices section of this Agreement. The arbitrator shall apportion all costs and expenses of the arbitration including without limitation the arbitrator's fees and expenses and the attorneys' fees and expenses of both parties, between the prevailing and non-prevailing party as the arbitrator deems fair and reasonable. The award may be enforced in any court of competent jurisdiction.

         (c) Notwithstanding the foregoing or any other provision of this Agreement, either party may seek and obtain provisional equitable, injunctive or other judicial relief from a court of competent jurisdiction in order to preserve the status quo pending resolution of disputes or controversies pursuant to this section. The provisions of this Article III, Section 12 shall survive the termination, expiration, or non- renewal of this Agreement.

902773.3
                                      22

         13. Binding Effect. This Agreement shall be binding upon and be for the benefit of the parties and their respective successors and permitted assigns.

         14. Supremacy. The terms and conditions of this Agreement take precedence over all purchase orders and all sales confirmations between Filtertek and HemaSure. To the extent any term in any purchase order or any sales confirmation conflicts in any manner with any term or condition of this Agreement, this Agreement shall govern.

         15. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, then the remainder of this Agreement shall remain in full force and effect. In the event any such provision previously held to be invalid, illegal, or unenforceable, is thereafter held by a court of competent jurisdiction to be valid, legal, or enforceable, then said provision shall automatically be revived and incorporated into this Agreement.

         16. Waiver. No waiver of any rights or breach of any provision of this Agreement shall constitute a waiver of any other right or breach of any other provisions, nor shall it be deemed to be a general waiver of such provision by the waiving party or to sanction any subsequent breach by the other party.

         17. Assignment. Neither party shall assign this Agreement, or any right or obligation thereunder, to any third party without the prior written consent of the other party. In the event either party consents to such an assignment by the other party, then all provisions and obligations of this Agreement shall apply equally to any assignee with the same force and effect as they apply to the assignor.

         18. Modification. This Agreement may not be altered or modified except in writing, duly executed by an authorized representative of both parties.

         19. Notices. All notices, requests or other communications to any party shall be sufficient if contained in a written instrument delivered in person, sent by fax with confirming copy sent by registered or certified mail or sent by overnight courier, addressed to such party at the address set forth below or such other address as may be designated in writing:


       Filtertek:                                 HemaSure:

       Filtertek Inc.                             HemaSure Inc.
       11411 Price Road                           140 Locke Drive
       Hebron, IL 60034                           Marlborough, MA 01752
       Fax No. 815/648-4705                       Fax No. 508/485-6045
       Attn: Ron Kay                              Attn: John F. McGuire

902773.3
                                      23

Any notice sent in compliance with this section shall be effective upon the date of delivery if delivered in person, upon the date of transmission if sent by fax, or upon the date following the date the notice is sent by overnight courier.

         20. Public Statements. No party hereto shall use or reference the name of any other party hereto including without limitation issuing any press releases or otherwise making any public statement with respect to this Agreement (unless such press release or statement is required by applicable law, regulation, or the requirements of any listing agreement with any applicable stock exchange), without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         21. Facsimile Signatures. Counterpart copies of this Agreement may be signed by all parties hereto and signature pages exchanged by facsimile. The parties intend that counterpart copies signed and exchanged as provided in the preceding sentence shall be fully binding. Counterpart originals of this Agreement shall be exchanged by U.S. mail or courier service at the earliest reasonable date following the exchange of signature pages by facsimile.

         22. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior arrangements, agreements or understandings with respect to such matters including without limitation the Supply Agreement between the parties fully executed on December 10, 1998. No course of performance or prior dealings nor any custom or usage of trade shall be relevant to supplement or explain any terms used in this Agreement.


902773.3
                                      24

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate originals by their duly authorized representatives as of the day and year first above written.


FILTERTEK INC.:                                     HEMASURE INC.:


/s/ Ronald J. Kay                                   /s/ John F. McGuire III
---------------------------                         ---------------------------
Ronald J. Kay                                       John F. McGuire III
President                                           President & CEO



902773.3
                                      25

                               LIST OF ATTACHMENTS


Attachment        Name                                 Responsibility to Prepare
----------        ----                                 -------------------------

Attachment A      Product List                         Filtertek

Attachment B      Product Pricing                      Filtertek

Attachment C      Product Specifications               HemaSure

Attachment D      Semi-Automated Cell - Phase 1        Filtertek

Attachment E      Automated Cell - Phase 3             Filtertek

Attachment F      HemaSure Materials                   HemaSure

Attachment G      Manufacturing Technology             Filtertek

Attachment H      Semi-Automated Cell - Phase 2        Filtertek

Attachment I      Manual System                        Filtertek



902773.3

                                  ATTACHMENT A
                                  PRODUCT LIST


1.       r\Ls

Annual Production Capacity (Manual System) = 760,000 units


902773.3



                                                ATTACHMENT B
                                               PRODUCT PRICING



Actual Annual                      Manual               S.A.C.(1)             S.A.C.(1)             A.C.(2)
Purchases                          System               Phase 1               Phase 2               Phase 3

Up to 500,000                      $2.20                $2.20                 n/a                   n/a
500,001 to 750,000                 n/a                  $2.00                 n/a                   n/a
750,001 to 1,000,000               n/a                  $1.90                 n/a                   n/a
1,000,001 to 1,500,000             n/a                  $1.80                 n/a                   n/a
1,500,001 to 2,000,000             n/a                  $1.70                 $1.70                 $1.60
2,000,001 to 2,500,000             n/a                  $1.65                 $1.65                 $1.50
2,500,001 to 3,000,000             n/a                  n/a                   $1.50                 $1.40
3,000,001 to 4,000,000             n/a                  n/a                   $1.40                 $1.25
4,000,001 to 5,000,000             n/a                  n/a                   $1.30                 $1.15
5,000,001 to 7,500,000             n/a                  n/a                   $1.20                 $1.05
7,500,001 and above                n/a                  n/a                   $1.10                 $0.95
Start-Up Pricing5                  n/a                  $2.20                 $1.65                 $1.60


1.       "S.A.C." - Semi-Automated Cell.
2.       "A.C." - Automated Cell.

NOTES:
         (1) Product Pricing is firm for the first three years of the Agreement, except for material price increases/decreases and as otherwise provided in the Agreement.

         (2) Product Pricing assumes HemaSure will provide the HemaSure Materials including without limitation the particle trap layer on rolls for processing. If the HemaSure Materials are not provided on rolls, then the parties will mutually agree upon increased Product Pricing as provided herein.

902773.3

         (3) If the HemaSure Materials provided by HemaSure must be sheet fed Product Pricing for quantities above 5 million units annually shall be as reflected in the S.A.C. - Phase 2 column above.

         (4) Product Pricing assumes for the Semi-Automated Cell - Phase 1 Filtertek will achieve cycle rates, staffing, etc. as set forth in Attachment D and an incremental Annual Production Capacity of 2,400,000 units. If these assumptions fail, then the parties will mutually agree upon increased Product Pricing not to exceed 102% of the established Product Pricing except
                  (i) if Filtertek's production inefficiencies are due to HemaSure's failure to supply the HemaSure Materials on a consistent basis or (ii) if the HemaSure Materials excluding in this case the particle trap layer are not provided on rolls for processing, then the increased Product Pricing may exceed 102% of the established Product Pricing.

         (5) Product Pricing assumes for the Semi-Automated Cell - Phase 2 Filtertek will achieve cycle rates, staffing, etc. as set forth in Attachment H and an incremental Annual Production Capacity of 5,000,000 units. If these assumptions fail, then the parties will mutually agree upon increased Product Pricing not to exceed 102% of the established Product Pricing except
                  (i) if Filtertek's production inefficiencies are due to HemaSure's failure to supply the HemaSure Materials on a consistent basis or (ii) if the HemaSure Materials excluding in this case the particle trap layer are not provided on rolls for processing, then the increased Product Pricing may exceed 102% of the established Product Pricing.

         (6) Product Pricing assumes for the Automated Cell - Phase 3 Filtertek will achieve cycle rates, staffing, etc. as set forth in Attachment E and an incremental Annual Production Capacity of 5,000,000 units for each Automated Cell - Phase 3. If these assumptions fail, then the parties will mutually agree upon increased Product Pricing not to exceed 102% of the established Product Pricing except (i) if Filtertek's production inefficiencies are due to HemaSure's failure to supply the HemaSure Materials on a consistent basis or (ii) if the HemaSure Materials including without limitation the particle trap layer are not provided on rolls for processing, then the increased Product Pricing may exceed 102% of the established Product Pricing.

         (7) "Start-Up Pricing" shall apply for the first thirty (30) days after the Operational Date for the Semi-Automated Cell - Phase 1 to account for additional technical support provided by Filtertek during the start-up and initial operational period. "Start-Up Pricing"


902773.3
                  shall apply for the first forty five (45) days after the Operational Date for the Semi-Automated Cell - Phase 2. "Start-Up Pricing" shall apply for the first thirty (30) days after the Operational Date for the second Automated Cell - Phase 3.

         (8) After the respective "Start-Up Pricing" periods, Product Pricing shall be invoiced at a mutually agreed upon weighted average blended rate based upon cell production from the respective Production Cells, HemaSure's forecasts for the Products, and Filtertek's recovery of its capital investments subject to the annual rebate/debit calculation provided herein.

         (9) Product Pricing for the Semi-Automated Cell - Phase 1, the Semi-Automated Cell - Phase 2, and the Automated Cell - Phase 3 does not include packaging.

902773.3

                                  ATTACHMENT C
                             PRODUCT SPECIFICATIONS


HemaSure's Purchase Specification, Document No. PU H70037, dated 9/21/99, and titled "HemaSure r\LS Pre-Storage Leukoreduction Filter, Bulk Non-Sterile, Solvent Bond Ports, Domestic Tubing."



902773.3

                                  ATTACHMENT D
                               Semi-Automated Cell
                                     Phase 1

                     (Module Cell A Implementation Concept)



1.       Mold Inlet Housing

                  4 cavity, Hot Runner Tool, Uses 200 Ton Horizontal-30 Sec Cycle Runs Automatic = No Operator, 480 Pieces per Hour Annual Capacity = 2,400,000 parts, Customer paid for tooling

2.       Mold Outlet Housing

                  4 cavity, Hot Runner Tool, Uses 200 Ton Horizontal-30 Sec Cycle Runs Automatic = No Operator, 480 Pieces per Hour Annual Capacity = 2,400,000 parts, Customer paid for tooling

3.       Stake Versapor Vent into Inlet Housing and Test (Module Cell A)

                  Vent consists of 2 layers of Versapor, R200 and 3000R Versapor membrane purchased by Filtertek and slit to width Using an Automated Station, 1 Operator:
                           Places Inlet Housings into a feeder bowl Automation Punches and Stakes Vent into Inlet Housing Automation Wets out Vent with Filtertek Purchased Solvent and tests Automation Punches FEL Disc into Tested Inlet Automation ejects Staked/Tested Vent Inlet Housing
                  Automated Station, 1 Operator,
                  1000 Parts per Hour, Annual Capacity of 5,000,000

4.       Punch and Place Media into Staked/Tested Vent Inlet Housing

                  Hemasure provides Media in a roll slit to width Filtertek provides 6 cavity Preco Press, Operator and Air Washer Using the Preco Press, 1 Operator:
                  Loads 6 Vent-Staked Inlet Housings into nests
                           Punches media discs directly into Inlet Housings using Preco Press Operator removes Inlet Housing with Media and Air Washes Parts are set aside for future operation


902773.3

                  Six cavity punch press, 1 Operator, 36 second cycle 600 Parts per Hour, Annual Capacity of 3,000,000

5.       Weld Particle Trap Media into Outlet Housing - Description of 1 Cell

                  Hemasure provides Particle Trap Media stamped to size Filtertek provides 1 cavity Sonic Weld Station Using the single station Sonic Weld Station, 1 Operator:
                           Places Molded Outlet Housing into sonic weld nest Places stamped Particle Trap Media in place
                           Sonic welds Media to Outlet
                  Single Station Sonic Weld Station, 1 Operator, 18 second cycle 200 Parts per Hour, Annual Capacity of 1,000,000 Note: 3 Cells are needed to reach 3,000,000 Annual Capacity

6.       Assemble Halves, Weld and Pack

                  Filtertek provides single station Sonic Weld station Using the single station Sonic Weld Station, 1 Operator:
                           Assembles Inlet and Outlet Housings and places into sonic weld nest Sonic welds Housings and places in a box
                  Single Station Sonic Weld Station, 1 Operator, 18 second cycle 200 Parts per Hour, Annual Capacity of 1,000,000 Note: 3 Cells are needed to reach 3,000,000 Annual Capacity

902773.3

                                  ATTACHMENT E
                                 Automated Cell
                                     Phase 3

                     (Module Cell D Implementation Concept)


1.   Mold Inlet Housing

              8  cavity, Hot Runner Tool, Uses 500 Ton Horizontal-30 Sec
              Cycle
              Runs Automatic = No Operator, 960 Pieces per Hour
              Annual Capacity = 4,800,000 parts, Filtertek paid tooling

2.   Mold Outlet Housing

              8 cavity, Hot Runner Tool, Uses 500 Ton Horizontal-30 Sec Cycle Runs Automatic = No Operator, 960 Pieces per Hour
              Annual Capacity = 4,800,000 parts, Filtertek paid tooling

3.   Stake Versapor Vent into Inlet Housing and Test (Module Cell A)

              Vent consists of 2 layers of Versapor, R200 and 3000R Versapor membrane purchased by Filtertek and slit to width Using an Automated Station, 1 Operator:
                       Places Inlet Housings into a feeder bowl Automation Punches and Stakes Vent into Inlet Housing Automation Wets out Vent with Filtertek Purchased Solvent and tests Automation Punches FEL Disc into Tested Inlet Automation ejects Staked/Tested Vent Inlet Housing
              Automated Station, 1 Operator,
              1,000 Parts per Hour, Annual Capacity of 5,000,000

4.   Punch and Place Media into Staked/Tested Vent Inlet Housing (Module
     Cell B)

              Hemasure provides Media in a roll slit to width Filtertek provides 6 cavity Die Punch Press and Air Washer Using the Die Punch Press,
                       Receives Vent-Staked Inlet Housings into nests Punches media discs directly into Inlet Housings using Preco Press
                       Removes Inlet Housing with Media and Air Washes
              Multi cavity punch press, No Operator 1,000 Parts per Hour, Annual Capacity of 5,000,000

902773.3

5.    Weld Particle Trap Media into Outlet Housing (Module Cell D)

               Hemasure provides Particle Trap Media on rolls Filtertek provides automation station, 1 Operator Using the automation station, 1 Operator:
                        Automation places Molded Outlet Housing into sonic weld nest Automation places Partical Trap Media in place Automation sonic welds Media to Outlet
               Automation Station, 1 Operator,
               1,000 Parts per Hour, Annual Capacity of 5,000,000

6.    Assemble Halves, Weld and Pack (Module Cell C)

               Filtertek provides Automated In Line Sonic Weld Station
                        Assembles Inlet and Outlet Housings and places into sonic weld nest Sonic welds Housings and ejects final part
               Automated Sonic Weld Station, 1 Operator,
               1,000 Parts per Hour, Annual Capacity of 5,000,000


902773.3

                                  ATTACHMENT F
                               HEMASURE MATERIALS



The following items from HemaSure's Purchase Specification, Document No. PU H70037, dated 9/21/99, and titled "HemaSure r\LS Pre-Storage Leukoreduction Filter, Bulk Non-Sterile, Solvent Bond Ports, Domestic Tubing."

                  .        Item 4.3 - FEL Media.

                  .        Item 4.4 - Leuko-Reduction Media.

                  .        Item 4.7 - Particle Trap Stack.

902773.3

                                  ATTACHMENT G
                            MANUFACTURING TECHNOLOGY

                      *** CONFIDENTIAL AND PROPRIETARY ***


Manufacturing Technology - HemaSure acknowledges that Filtertek developed the scale-up capability of the r/ls Leukoreduction filter.

Filtertek acknowledges that HemaSure developed the prototyping and process feasibility of the r/LS Leukoreduction filter.

902773.3

                                  ATTACHMENT H
                               Semi-Automated Cell
                                     Phase 2

                       (Module B&C Implementation Concept)

1.   Mold Inlet Housing

             8 cavity, Hot Runner Tool, Uses 500 Ton Horizontal-30 Sec Cycle Runs Automatic = No Operator, 960 Pieces per Hour
             Annual Capacity = 4,800,000 parts, Filtertek paid tooling

2.   Mold Outlet Housing

             8 cavity, Hot Runner Tool, Uses 500 Ton Horizontal-30 Sec Cycle Runs Automatic = No Operator, 960 Pieces per Hour
             Annual Capacity = 4,800,000 parts, Filtertek paid tooling

3.   Stake Versapor Vent into Inlet Housing and Test (Module Cell A)

             Vent consists of 2 layers of Versapor, R200 and 3000R Versapor membrane purchased by Filtertek and slit to width Using an Automated Station, 1 Operator:
                       Places Inlet Housings into a feeder bowl Automation Punches and Stakes Vent into Inlet Housing Automation Wets out Vent with Filtertek Purchased Solvent and tests Automation Punches FEL Disc into Tested Inlet Automation ejects Staked/Tested Vent Inlet Housing
             Automation Station, 1 Operator,
             1,000 Parts per Hour, Annual Capacity of 5,000,000

4.   Punch and Place Media into Staked/Tested Vent Inlet Housing (Module Cell B)

             Hemasure provides Media in a roll slit to width Filtertek provides 6 cavity Die Punch Press and Air Washer Using the Die Punch Press,
                       Receives Vent-Staked Inlet Housings into nests Punches media discs directly into Inlet Housings using Preco Press
                       Removes Inlet Housing with Media and Air Washes
             Multi cavity punch press, No Operator 1,000 Parts per Hour, Annual Capacity of 5,000,000

902773.3

5.   Weld Particle Trap Media into Outlet Housing - Description of 1 Cell

             Hemasure provides Particle Trap Media stamped to size Filtertek provides 1 cavity Sonic Weld Station Using the single station Sonic Weld Station, 1 Operator:
                       Places Molded Outlet Housing into sonic weld nest Places stamped Particle Trap Media in place
                       Sonic welds Media to Outlet
             Single Station Sonic Weld Station, 1 Operator, 18 second cycle 200 Parts per Hour, Annual Capacity of 1,000,000 Note: 5 Cells are needed to reach 5,000,000 Annual Capacity

6.   Assemble Halves, Weld and Pack (Module Cell C)

             Filtertek provides Automated In Line Sonic Weld Station
                       Assembles Inlet and Outlet Housings and places into sonic weld nest Sonic welds Housings and ejects final part
             Automated Sonic Weld Station, 1 Operator,
             1,000 Parts per Hour, Annual Capacity of 5,000,000

902773.3

                                  ATTACHMENT I
                                  Manual System

1.   Mold Inlet Housing

              4 cavity, Hot Runner Tool, Uses 200 Ton Horizontal-30 Sec Cycle Runs Automatic = No Operator, 480 Pieces per Hour Annual Capacity = 2,400,00 parts, Customer paid for tooling

2.   Mold Outlet Housing

              4 cavity, Hot Runner Tool, Uses 200 Ton Horizontal-30 Sec Cycle Runs Automatic = No Operator, 480 Pieces per Hour Annual Capacity = 2,400,000 parts, Customer paid for tooling

3.   Stake Versapor Vent into Inlet Housing and Test

              Vent consists of 2 layers of Versapor, R200 and 3000R Versapor membrane purchased by Filtertek and slit to width Using a Prefabricated Single Station Fixture, 1 Operator:
                       Advances the two layers of Membrane Places one Inlet Housing into a nest, and Punches and Stakes Vent into Inlet Housing Removes Staked Vent Inlet Housing and places in another nest Wets out Vent with Filtertek Purchased Solvent and tests Removes Staked/Tested Vent Inlet Housing and places aside A Pre-Cut FEL Disc is added to the Tested Inlet
              Single Station Fixture, 1 Operator, 23.7 Second Cycle
              152 Parts per Hour, Annual Capacity of 760,000

4.   Punch and Place Media into Staked/Tested Vent Inlet Housing

              Hemasure provides Media in a roll slit to width Filtertek provides 6 cavity Preco Press, Operator and Air Washer Using the Preco Press, 1 Operator:
              Loads 6 Vent-Staked Inlet Housings into nests
                       Punches media discs directly into Inlet Housings using Preco Press Operator removes Inlet Housing with Media and Air Washes Parts are set aside for future operation
              Six cavity punch press, 1 Operator, 36 second cycle 600 Parts per Hour, Annual Capacity of 3,000,000

902773.3

5.   Weld Particle Trap Media into Outlet Housing

              Hemasure provides Particle Trap Media stamped to size Filtertek provides 1 cavity Sonic Weld Station Using the single station Sonic Weld Station, 1 Operator:
                       Places Molded Outlet Housing into sonic weld nest
               Places stamped Particle Trap Media in place
                       Sonic welds Media to Outlet
              Single Station Sonic Weld Station, 1 Operator, 18 second cycle 200 Parts per Hour, Annual Capacity of 1,000,000

6.   Assemble Halves, Weld and Pack

              Filtertek provides single station Sonic Weld Station Using the single station Sonic Weld Station, 1 Operator:
                       Assembles Inlet and Outlet Housings and places into sonic weld nest Sonic welds Housings and places in a box
              Single Station Sonic Weld Station, 1 Operator, 18 second cycle 200 Parts per Hour, Annual Capacity of 1,000,000

902773.3


                                  ATTACHMENT J
                           "NET BOOK VALUE" DEFINITION




Total Purchases        Year 1              Year 2             Year 3              Year 4             Year 5              Year 6

> 15,000,000 units   90% of Filtertek   70% of Filtertek   50% of Filtertek   30% of Filtertek   10% of Filtertek   See Notes 5, 6,
                     Capital            Capital            Capital            Capital            Capital            and 7 below
                     Investment         Investment         Investment         Investment         Investment

< 15,000,000 units   90% of Filtertek   70% of Filtertek   50% of Filtertek   30% of Filtertek   10% of Filtertek   10% of Filtertek
                     Capital            Capital            Capital            Capital            Capital            Capital
                     Investment plus    Investment plus    Investment plus    Investment plus    Investment plus    Investment plus
                     Amortization       Amortization       Amortization       Amortization       Amortization       Amortization
                     Rate multiplied    Rate multiplied    Rate multiplied    Rate multiplied    Rate multiplied    Rate multiplied
                     by Shortfall       by Shortfall       by Shortfall       by Shortfall       by Shortfall       by Shortfall


Notes:

1.       "Total Purchases" shall mean the total number of units that have been
         (i) ordered by HemaSure, (ii) manufactured and shipped by Filtertek, and (iii) accepted and paid for by HemaSure under the Agreement from the Effective Date up to and including the effective date of the termination, expiration, or non-renewal of the Agreement.

2. "Filtertek Capital Investment" shall mean the total of the original purchase prices for all of the production equipment, tooling, and automation utilized in the Production Cells (but not including any facility improvements made by Filtertek) as evidenced by Filtertek's written records or, in the case of leased Assets, by lessor's written records which shall be provided to HemaSure.

3. "Amortization Rate" shall mean for Agreement Years 1 through 5 the difference between the Filtertek Capital Investment and the residual value from Row 1 of the above chart for the respective Agreement Year divided by 15,000,000. For Agreement

902773.3

         Year 6 the Amortization Rate shall mean the difference between the Filtertek Capital Investment and the residual value from Row 1 of the above chart for Agreement Year 5 divided by 15,000,000.

4. "Shortfall" shall mean 15,000,000 units less the Total Purchases of HemaSure from Filtertek under the Agreement.

5. "Customized Filtertek Capital Investment" shall mean the total of the original purchase prices for all of the customized production equipment utilized in the Production Cells including without limitation tooling and automation (but not including any presses, welders, and facility improvements made by Filtertek) as evidenced by Filtertek's written records or, in the case of leased Assets, by lessor's written records which shall be provided to HemaSure. After Agreement Year 5, the component of the "Net Book Value" definition associated with tooling, automation, and other customized production equipment shall be defined as zero (0).

6. "Non-Customized Filtertek Capital Investment" shall mean the total of the original purchase prices for all of the non-customized production equipment utilized in the Production Cells including without limitation presses and welders (but not including any tooling, automation, and facility improvements made by Filtertek) as evidenced by Filtertek's written records or, in the case of leased Assets, by lessors' written records which shall be provided to HemaSure. After Agreement Year 5, the component of the "Net Book Value" definition associated with the Non-Customized Filtertek Capital Investment shall be defined as fifteen percent (15%) of the original purchase price.

7. After Year 5 of the Agreement and HemaSure Total Purchases are greater than or equal to 15,000,000 units, then HemaSure shall only be obligated to purchase the Customized Filtertek Capital Investment and may, at its option, purchase the Non- Customized Filtertek Capital Investment as provided in the Agreement provided, however, that in the event of a termination by HemaSure pursuant to Article III, Section 8 of the Agreement, then HemaSure shall not be obligated to purchase the Customized Filtertek Capital Investment and in that case may, at its option, purchase the Customized Filtertek Capital Investment.

Example 1: Filtertek Capital Investment is $5,300,000, HemaSure Total Purchases are 25,000,000 units, and Agreement terminates in Year 3.

     .        "Net Book Value" is $2,650,000.               [50% of $5,300,000]
              -------------------------------



902773.3

Example 2: Filtertek Capital Investment is $5,300,000, HemaSure Total Purchases are 10,000,000 units, and Agreement terminates in Year 3.

     .        "Amortization Rate" is $0.177/ unit.          [($5,300,000 - $2,650,0000)/15,000,000]

     .        "Shortfall" is 5,000,000 units.               [15,000,000 - 10,000,000]

     .        "Net Book Value" is $3,535,000.               [$2,650,000 + ($0.177 X 5,000,000)]
              ------------------------------


Example 3: Filtertek Capital Investment is $5,300,000 of which $2,300,000 is Non-Customized Filtertek Capital Investment, HemaSure Total Purchases are 30,000,000 units, and the Agreement terminates in Year 6.

     .   "Net Book Value" of the Customized Filtertek Capital Investment is $0.
         ----------------------------------------------------------------------

     . HemaSure may, at its option, purchase the Non-Customized Filtertek Capital Investment for $345,000.


902773.3